DENNIS W. BERSCH, CPA
--------------------------------------------------------------------------------
                          CERTIFIED PUBLIC ACCOUNTANT


660 CRESCENT COURT                                    WAUWATOSA, WISCONSIN 53213
414-607-8800                                      berschaccounting@earthlink.net




                                  May 31, 2005





United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, NW
Washington D.C. 20549

Dear Mr. Werner:

We have reviewed the 8K you propose to file, and are in complete agreement with it. We wish you and your new auditors a happy and successful relationship.

                                        Very truly yours,

                                        /s/ Dennis W. Bersch

                                        Dennis W. Bersch, C.P.A.